SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

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PECO II, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PECO II, INC.
1376 STATE ROUTE 598,
GALION, OHIO 44833

March 23, 2001

TO PECO II SHAREHOLDERS:

     This year’s Annual Meeting of Shareholders of PECO II, Inc. will be held at 9:00 a.m., local time, Thursday, April 26, 2001, at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio.

     In addition to discussing the items of business outlined in this proxy statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on March 31. As in the past, there will be an informal discussion of our activities, during which time your questions and comments will be welcomed.

     We hope that you are planning to attend the annual meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the directors and management of PECO II, I would like to thank you for your continued support and confidence.

Sincerely yours,
/s/ Matthew P. Smith
MATTHEW P. SMITH President and Chief Executive Officer

PECO II, INC.
1376 STATE ROUTE 598
GALION, OHIO 44833

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PECO II, Inc. will be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on Thursday, April 26, 2001 at 9:00 a.m. local time, for the following purposes:

  To elect two directors in Class I for three-year terms and until their successors are duly elected and qualified;
  To consider and act upon a proposal to ratify, approve and adopt the PECO II, Inc. 2000 Employee Stock Purchase Plan; and
  To consider and act upon any other matters which may properly come before the annual meeting or any adjournment or postponement thereof.

     Holders of common shares of record at the close of business on March 12, 2001 are entitled to receive notice of and to vote at the annual meeting.

By Order of the Board of Directors.

SANDRA A. FRANKHOUSE
Secretary

March 23, 2001

Please fill in and sign the enclosed proxy and
return the proxy in the enclosed envelope.

PECO II, INC.
1376 STATE ROUTE 598
GALION, OHIO 44833

PROXY STATEMENT

Mailed on or about March 23, 2001

Annual Meeting of Shareholders to be held on April 26, 2001

     This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our Annual Meeting of Shareholders to be held on April 26, 2001, and any adjournment or postponement thereof. The time, place and purposes of the annual meeting are stated in the notice of annual meeting of shareholders, which accompanies this proxy statement.

     The accompanying proxy is solicited by our Board of Directors. All validly executed proxies received by our Board of Directors pursuant to this solicitation will be voted at the annual meeting, and the directions contained in the proxies will be followed in each instance. If no directions are given, the proxy will be voted FOR the election of the two nominees for director in Class I listed on the proxy, and FOR the proposal to ratify, approve and adopt the PECO II, Inc. 2000 Employee Stock Purchase Plan.

     Any person giving a proxy pursuant to this solicitation may revoke it. You may, without affecting any vote previously taken, revoke a proxy by giving notice to us in writing, in open meeting or by a duly executed proxy bearing a later date.

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, telegraph and personal interview. We also may retain a third party to aid in the solicitation of proxies.

VOTING RIGHTS

     The record date for determination of shareholders entitled to vote at the annual meeting was the close of business on March 12, 2001. On that date, we had 21,033,050 common shares, without par value, outstanding and entitled to vote at the annual meeting. Each common share is entitled to one vote.

     At the annual meeting, in accordance with the General Corporation Law of Ohio and our amended and restated code of regulations, the inspectors of election appointed by our Board of Directors for the annual meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and our amended and restated code of regulations, holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy at the annual meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for these purposes.

     Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld or broker non-votes in respect of the election of directors will not be counted in determining the outcome of the election. Pursuant to our amended and restated articles of incorporation, shareholders do not have cumulative voting rights.

     Pursuant to our amended and restated code of regulations, all other questions and matters brought before the annual meeting will be decided, unless otherwise provided by law, by our amended and restated articles of incorporation or by our amended and restated code of regulations, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the annual meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table shows information regarding beneficial ownership of our common shares as of February 1, 2001, unless otherwise indicated, by each person or group which is known by us to own beneficially more than 5% of our common shares, each director and nominee for election as a director, each of the officers named in the Summary Compensation Table and all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, officer or shareholder, as the case may be. Unless otherwise indicated, each person named below has sole voting power and investment power or shares this power with his or her spouse with respect to the number of shares set forth opposite his or her respective name. The address of each director and executive officer named below is c/o PECO II, Inc., 1376 State Route 598, Galion, Ohio 44833. The address of Essex Investment Management Company is 125 High Street, Boston, Massachusetts 02110.

     The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 1, 2001 through the exercise of any stock option or other right.

	Common Shares
	Beneficially	Percent
Name of Beneficial Owner	Owned	Owned

James L. Green(1)	2,767,450	13.2%
Matthew P. Smith(2)	3,217,200	15.4
Essex Investment Management Company(3)	1,465,915	7.0
Lucille Garber Ford(4)	2,000	*
E. Richard Hottenroth(5)	170,250	*
Trygve A. Ivesdal(6)	0	*
Eugene V. Smith(7)	581,075	2.8
Charles D. Taylor(8)	628,250	3.0
Allen Jay Cizner(9)	202,000	1.0
Gary R. Corner(10)	5,150	*
Sandra A. Frankhouse(11)	151,668	*
John C. Maag(12)	70,000	*
All directors and executive officers as a group
(12 persons)(13)	7,795,043	36.8

* Less than 1%.

(1)	Mr. Green is our Chairman of the Board of Directors. Mr. Green’s ownership includes 2,767,450 shares held by the Green Family Trust. Mr. Green exercises investment control over this trust.

(2)	Mr. Smith is our President and Chief Executive Officer. Mr. Smith’s ownership includes 1,000,000 shares held by Ashwood I, LLC and 500,000 shares held by Ashwood II, LLC. Mr. Smith exercises investment control over both of these limited liability companies. Mr. Smith’s ownership also includes 106,500 shares held by Mr. Smith as custodian for his three children.
(3)	Based solely on a review of a Schedule 13G filed on February 14, 2001, Essex Investment
Management Company’s share ownership is comprised of 1,465,915 shares owned by its clients.
The ownership of the shares held of record by its clients is attributed to Essex, an investment adviser, pursuant to SEC rules.
(4)	Ms. Ford is a director of PECO II.
(5)	Mr. Hottenroth is a director of PECO II.
(6)	Mr. Ivesdal is a director of PECO II.
(7)	Mr. Smith is a director of PECO II. Mr. Smith’s ownership includes 172,400 shares held by
Fairbrandt, LLC. Mr. Smith exercises investment control over this limited liability company.
(8)	Mr. Taylor is a director of PECO II.
(9)	Mr. Cizner is our Chief Operating Officer. Mr. Cizner has 200,000 shares issuable upon the exercise of presently exercisable stock options.
(10)	Mr. Corner is our Chief Information Officer. Mr. Corner has 5,000 shares issuable upon the exercise of presently exercisable stock options.
(11)	Ms. Frankhouse is our Secretary and Treasurer.
(12)	Mr. Maag is our Chief Financial Officer. Mr. Maag has 60,000 shares issuable upon the exercise of presently exercisable stock options.
(13)	Ownership of all directors and executive officers as a group includes an aggregate of 265,000 shares issuable upon the exercise of presently exercisable stock options.

ELECTION OF DIRECTORS

     The authorized number of our directors presently is fixed at eight. One directorship is vacant at this time due to the resignation of Michael N. Forrest as director, effective February 19, 2001. As required by our amended and restated articles of incorporation, the Board of Directors is divided into two classes of three directors each and one class of two directors. The term of office of one class of directors expires each year, and at each annual meeting of shareholders the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years.

     The term of office of Class I of the Board of Directors expires at this year’s annual meeting of shareholders. The term of office of the persons elected directors in Class I at this year’s annual meeting will expire at the time of the annual meeting held in 2004. Each director in Class I will serve until the expiration of that term or until his successor shall have been duly elected. The Board of Directors’ nominees for election as directors in Class I are Trygve A. Ivesdal and Eugene V. Smith. Messrs. Ivesdal and Smith currently serve as directors in Class I. As discussed above, prior to resigning, Michael N. Forrest served as the third director in Class I. Under our amended and restated articles of incorporation, the Board of Directors has the authority to fill the vacancy in Class I. As of the date of this proxy statement, the vacancy has not yet been filled. The Board of Directors will fill the vacancy when an individual whose services would be beneficial to us and our shareholders can be identified.

     The proxy holders named in the accompanying proxy or their substitutes will vote the proxy at the annual meeting or any adjournment or postponement thereof for the election as directors of the two nominees unless the shareholder instructs, by marking the appropriate space on the proxy, that authority to vote is withheld. Each of the nominees has indicated his willingness to serve as a director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for any of them.

Nominees for Election as Class I Directors

      Trygve A. Ivesdal, age 70 — Director since 2000.

     Since 2000, Trygve A. Ivesdal has been a self-employed consultant. From 1998 to October 2000, Mr. Ivesdal served as the Chairman of the Board of Directors of International Telecommunications Systems, Inc., a provider of satellite voice and data services in Latin America. From 1996 to 1998, Mr. Ivesdal served as Director of International Telecommunications Systems after co-founding the company in 1996. From 1994 to 2000, Mr. Ivesdal was the Interim Executive Vice President and Chief Operating Officer and Director of International Business Development for DIAL Services Ltd., an international calling card company and a subsidiary of Conference-Call USA, Inc.

Eugene V. Smith, age 78 — Director since 1989.

     Since 1985, Eugene V. Smith has been the general partner of Shelby Horizons Ltd., a partnership involved in warehousing. Since 1981, Mr. Smith has served as Vice President of FVF, Inc., an agri-business. Mr. Smith is the father of Matthew P. Smith, our President and Chief Executive Officer.

Class II Directors Continuing in Office – Terms Expire in 2002

      Lucille Garber Ford, age 78 — Director since 2000.

     Since 1995, Lucille Garber Ford has served as President of the Ashland County Community Foundation and has been Provost Emerita and Professor Emerita of Economics at Ashland University. From 1993 to 1995, Dr. Ford was Executive Assistant to the President of Ashland University and, from 1987 to 1993, Dr. Ford was Provost at the university. From 1970 to 1995, Dr. Ford was a Professor of Economics at Ashland University.

       E. Richard Hottenroth, age 64 — Director since 1997.

     E. Richard Hottenroth has been a member of the firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. since 1961. Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. provides legal services to PECO II.

      Charles D. Taylor, age 56 — Director since 1989.

     Since 2000, Charles D. Taylor has been a self-employed consultant. From 1991 to 2000, Mr. Taylor served as Vice President of DAI Emulsions Inc., a commercial coatings company.

Class III Directors Continuing in Office – Terms Expire in 2003

      James L. Green, age 73 — Director since 1988.

     James L. Green co-founded PECO II in 1988, and has served as our Chairman of the Board of Directors since that time. Mr. Green has over 49 years of experience in the communications industry. From 1953 to 1983, Mr. Green served in various capacities with the Power Equipment Company, North Electric Company and ITT, our predecessor businesses. From 1983 to 1985, Mr. Green was President and Chief Executive Officer of NovAtel Communications, Ltd. in Calgary, Canada. From 1983 to 1988, Mr. Green also worked as a management consultant in the international communications industry.

      Matthew P. Smith, age 47 — Director since 1994.

     Matthew P. Smith has been employed by PECO II since 1989, and has served as our President and Chief Executive Officer since 1998. From 1996 to 1998, he served as Secretary, Treasurer and Executive Vice President. From 1991 to 1998, he served as Secretary and Treasurer and from 1990 to 1998, Mr. Smith served as Treasurer.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee administers our stock option plans and employee stock purchase plan and reviews and determines the salary and bonus compensation of certain key executives. The Audit Committee reviews the activities of our independent auditors and various company policies and practices. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached to this proxy statement as Appendix A. Each of the members of the Audit Committee satisfies the independence and financial literacy requirements of the Nasdaq National Market. The Board of Directors does not have a nominating committee.

     Set forth below is the current membership of each of the above-described committees, with the number of meetings held during the fiscal year ended December 31, 2000 in parentheses:

Compensation	Audit
Committee(7)	Committee(1)

E. Richard Hottenroth	E. Richard Hottenroth
(Chairman)	(Chairman)

Lucille Garber Ford	Lucille Garber Ford

Charles D. Taylor	Charles D. Taylor

     The Board of Directors held thirteen (13) meetings during the fiscal year ended December 31, 2000. During that fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors, held during the period for which he or she has been a director, and the total number of meetings held by all Committees of the Board on which he or she served, during the periods that he or she served.

     Directors who are not our employees or affiliates are paid an annual fee of $10,000 and a fee of $1,000 for each Board or Committee meeting attended and are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at those meetings. In addition, directors are eligible for awards under the PECO II, Inc. 2000 Performance Plan.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of our Board of Directors currently consists of E. Richard Hottenroth, Charles D. Taylor and Lucille Garber Ford. Historically, however, deliberations concerning compensation generally involved the full Board of Directors. Matthew P. Smith, a member of the Board of Directors, is also an executive officer. In addition, Sandra A. Frankhouse, our Secretary and Treasurer, participated in the deliberations of the Board of Directors on compensation matters. Following the closing of our initial public offering in August 2000, the Compensation Committee made all compensation decisions regarding our executive officers. No interlocking relationship exists between the Compensation Committee and the board of directors or the compensation committee of any other company.

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

     In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from us and management and considered the compatibility of nonaudit services with the auditors’ independence.

     The Audit Committee discussed with our financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

E. RICHARD HOTTENROTH, CHAIRMAN
LUCILLE GARBER FORD
CHARLES D. TAYLOR

Independent Auditors

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2001.

      Audit Fees

     The aggregate fees billed or accrued by Arthur Andersen LLP for professional services rendered for the audit of our annual consolidated financial statements for fiscal 2000 and the review of our consolidated financial statements included in our Form 10-Q for fiscal 2000 were $128,000.

      Financial Information Systems Design and Implementation Fees

     There were no fees billed by Arthur Andersen LLP for services rendered in connection with financial information systems design and implementation in fiscal 2000.

      All Other Fees

     The aggregate fees billed by Arthur Andersen LLP for all other services rendered for fiscal 2000, including fees for our initial public offering, were $424,300.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

     The following table shows the compensation during our fiscal years ended December 31, 2000 and 1999 of those persons who were, at December 31, 2000, our Chief Executive Officer and our other four most highly compensated executive officers whose total salary and bonus (as determined in accordance with SEC rules) exceeded $100,000. We refer to these executive officers as our “named executive officers” in other parts of this proxy statement.

Summary Compensation Table
				Long-Term
				Compensation
				Awards

		Annual Compensation(1)
				Securities
Name and				Underlying
Principal Position	Year	Salary	Bonus	Options(#)

Matthew P. Smith
President and
Chief Executive Officer	2000	$ 200,192	$146,757	1,907
	1999	$ 97,308	$110,333	10,000
Allen Jay Cizner
Chief Operating Officer(2)	2000	$ 192,308	$117,406	500,000
	1999	—	—	—
John C. Maag
Chief Financial Officer(3)	2000	$ 138,462	$102,730	150,000
	1999	—	—	—
Gary R. Corner
Chief Information Officer(4)	2000	$ 81,154	$67,581	1,144
	1999	$ 21,635	$20,630	12,500
Sandra A. Frankhouse
Secretary and Treasurer	2000	$ 73,077	$67,581	1,144
	1999	$ 64,172	$56,850	6,000

(1)	In addition to the compensation set forth above, each named executive officer also received compensation in an amount not exceeding $500 in the form of insurance premiums paid by us in connection with term life insurance policies.

(2)	Mr. Cizner’s employment with PECO II commenced in January 2000.

(3)	Mr. Maag’s employment with PECO II commenced in February 2000.

(4)	Mr. Corner’s employment with PECO II commenced in September 1999.

2000 Option Grants

     The following table shows grants of options to purchase our common shares to the named executive officers during our fiscal year ended December 31, 2000.

					Potential Realizable
					Value at Assumed
		Individual Grants			Annual Rates of
					Stock Price
	No. of Securities	% of Total	Exercise		Appreciation for
	Underlying	Options Granted	or Base		Option Term(2)
	Options Granted	to Employees in	Price	Expiration
Name	(#)	Fiscal Year(1)	($/Sh)	Date	5%($)	10%($)

Matthew P. Smith	1,907	*	$20.125	November 20, 2005	$10,600	$23,400
Allen Jay Cizner	500,000	50.7%	15.00	January 3, 2005	2,072,100	4,578,800
John C. Maag	150,000	15.2	15.00	February 7, 2005	621,600	1,373,600
Gary R. Corner	1,144	*	20.125	November 20, 2005	6,400	14,100
Sandra A. Frankhouse	1,144	*	20.125	November 20, 2005	6,400	14,100

*	Less than 1%.
(1)	Based on an aggregate of 985,854 options we granted in 2000. The options granted to Mr. Cizner and
Mr. Maag were granted under our 1997 Non-Qualified Stock Option Plan. The options have a term of five years and vest 40% on the first anniversary following the date of grant, an additional 30% on the second anniversary and the remaining 30% on the third anniversary. The options granted to Mr.
Smith, Mr. Corner and Ms. Frankhouse were granted under our 2000 Performance Plan. These options have a term of five years and vest 25% on each anniversary following the date of grant.
(2)	The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon the exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. Assuming 5% and 10% annual appreciation, these values are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

2000 Option Values

     The following table shows the value realized upon exercise of options during 2000 and the number and value of unexercised options held by each named executive officer at December 31, 2000.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Number of Shares	Value	Options at FY-End(#)		FY-End($)(1)(2)
	Acquired on	Realized
	Exercise (#)	($)	Exercisable(1)	Unexercisable	Exercisable	Unexercisable

Matthew P. Smith	12,250	$20,409	0	11,657	$0	$238,197
Allen Jay Cizner	0	0	0	500,000	0	5,437,500
John C. Maag	0	0	0	150,000	0	1,631,250
Gary R. Corner	0	0	5,000	8,644	113,875	177,391
Sandra A. Frankhouse	36,650	68,346	0	6,944	0	142,917

(1) Options are in-the-money if the fair market value of the common shares is greater than the exercise price.
(2) Represents the total gain which would be realized if all in-the-money options beneficially held at
December 31, 2000 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the last sales price of the common shares of $25.875 on the Nasdaq National Market on December 31, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     One of our directors, E. Richard Hottenroth, is a partner in the law firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. provided legal services to us in 2000, and we expect that the firm will continue to provide such services in 2001.

     During 2000, we made a payment of $198,000 to Steven A. Lupinacci, the brother-in-law of Matthew P. Smith, for consulting services rendered in connection with our initial public offering. We entered into an agreement with Mr. Lupinacci in October 1999 pursuant to which we agreed to pay him a monthly retainer of $6,000, plus expenses, and a success fee of $150,000 payable upon completion of the offering.

     We have a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of disinterested members of our Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The following report of the Compensation Committee describes the philosophy, objectives and components of our executive compensation program for 2000 and discusses the determinations concerning the compensation for our Chief Executive Officer for 2000.

     With the exception of E. Richard Hottenroth, the Compensation Committee is comprised solely of independent non-employee directors. Mr. Hottenroth is not considered a non-employee director under

Section 16(a) of the Securities Exchange Act of 1934 because he is an attorney whose firm provides services to us. Accordingly, Mr. Hottenroth has abstained from voting when the Compensation Committee has considered approving stock option grants in order that such grants be exempt from the short-swing profit recapture provisions of Section 16(b) of the Exchange Act.

     The Compensation Committee reviews and makes decisions regarding our compensation policies, and the amounts and forms of compensation to be provided to our executive officers and other employees, which generally include annual salaries and bonuses, equity awards and other incentive compensation arrangements. As part of the foregoing, the Compensation Committee approves management recommendation for stock option grants under our 2000 Performance Plan. The Compensation Committee periodically reviews the job performance of our Chief Executive Officer.

Compensation Philosophy

     Our executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with us and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs and to align the long-term interests of eligible executives with those of the shareholders.

Base Salary

     Base salary for our Chief Executive Officer is set annually taking into consideration our sales and profit growth, overall job performance and pay levels for chief executive officers of corporations of similar size. The Compensation Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 60% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and shareholder return. Mr. Smith’s base salary was $225,000 effective February 28, 2000. Mr. Smith’s prior base salary increase as Chief Executive Officer was on February 1, 1998. Mr. Smith’s base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to us.

Stock Bonus Program/Annual Cash Incentives

     From time to time the Board of Directors has issued bonuses to employees in the form of cash and/or common shares. The Board issued 45,750 common shares in 1999 and 88,500 common shares in 1998 under the stock bonus program. The Board has not issued stock bonuses in the current year, but it has paid cash bonus incentives. For 2000, Mr. Smith’s bonus, earned as a result of current year performance measurements, was $146,757 and represented 65% of his base salary. This compares to 1999 when his bonus was $110,333 and represented 113.4% of his base salary.

Stock Options

     The third compensation component is an ownership-linked stock option program, which provides long-term incentives to our executives that are aligned with the interests of our shareholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 50% after the second year and 25% for third and fourth years. A longer-term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term shareholders and to have owner concern and care of the company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses, but which takes much longer to achieve and requires meaningful long-term growth in the market price of our common shares for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the company as a whole and the executive’s personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management’s specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

Section 162(m)

     Section 162(m) of the Internal Revenue Code generally limits our ability to deduct compensation expense in excess of $1 million paid to our Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Towards this end, our 2000 Performance Plan has been drafted in a manner that will qualify stock options and performance-related compensation not subject to the cap on deductibility imposed by Section 162(m).

COMPENSATION COMMITTEE

E. RICHARD HOTTENROTH, CHAIRMAN
LUCILLE GARBER FORD
CHARLES D. TAYLOR

PERFORMANCE GRAPH

     The line graph below compare the five-month cumulative total shareholders’ return on our common shares between August 18, 2000 (the date of our initial public offering) and December 31, 2000 with the five-month cumulative total return of the Nasdaq Total Return Index (U.S. Companies) and the Russell 2000 Index. The graph assumes that the value of the investment in our common shares and each index was $100 on August 18, 2000, and that all dividends, if any, were reinvested. At this time, we do not believe we can reasonably identify an industry peer group, and therefore we instead selected the Russell 2000 Index, which includes companies with similar market capitalization to that of our own market capitalization, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

COMPARISON OF FIVE-MONTH CUMULATIVE TOTAL RETURN
AMONG PECO II, INC., THE NASDAQ TOTAL RETURN INDEX (U.S. COMPANIES)
AND THE RUSSELL 2000 INDEX

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms we have received, we believe that all of our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2000, except for the late filing of a Form 3 to report Randy C. Lumb’s becoming an executive officer in December 2000. A Form 3 was filed by Mr. Lumb in February 2001 along with his Form 5.

     PROPOSAL TO RATIFY, APPROVE AND ADOPT THE
PECO II, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

     On August 16, 2000, the Board of Directors unanimously approved and adopted the PECO II, Inc. 2000 Employee Stock Purchase Plan (the “Plan”), subject to the approval and adoption of the shareholders at the annual meeting. The Plan was further amended by the Compensation Committee of our Board of Directors on March 16, 2001. The Plan provides a means for our employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our common shares at a discount without being subject to tax until they sell the common shares and without having to pay any brokerage commissions with respect to the purchases.

     The Board of Directors believes that the Plan will be an important employee recruitment and retention tool and will provide an incentive to a broad-based group of our employees to acquire a proprietary interest in us. The Board believes that our employees’ continuing economic interest, as shareholders, in our performance and success will motivate and encourage them to increase their efforts in meeting our business goals and objectives.

     The material features of the Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is attached to this proxy statement as Appendix B.

Shares Available Under the Plan

     We have reserved 1,000,000 common shares for issuance under the Plan, subject to adjustment in the event of any merger, recapitalization, stock split, stock dividend or other similar action. Such common shares may be either authorized but unissued shares or shares we reacquire in the open market.

Administration

     The Plan is administered by the Compensation Committee of our Board of Directors. The membership of the Compensation Committee is appointed annually by the Board from among its members. The Compensation Committee has the authority to interpret the provisions of the Plan and any right to purchase shares granted under it, and to adopt rules and regulations for carrying out the provisions of the Plan.

Eligibility

     In general, all regularly employed employees of us and our subsidiaries are eligible to participate in the Plan. In addition, in general terms, employees who own, directly or indirectly, 5% or more of our common shares are not eligible to participate.

       As of February 1, 2001, approximately 1,250 employees were eligible to participate in the Plan.

Participation

     Participation in the Plan is completely voluntary. Eligible employees enroll in the Plan by completing a payroll deduction form and selecting a rate at which he or she will make payroll deductions for the purchase of common shares. A participant may elect to make payroll deductions in an amount not less than 1% and not more than l5% of such participant’s pay during a Payment Period (as hereinafter defined), but payroll deductions may not exceed $5,000 per Payment Period with the exception of the initial Payment Period, for which an employee’s payroll deduction may not exceed $6,600. Pay is an employee’s base salary, or if not salaried, annualized amount of hourly pay based on the employee’s regular weekly or biweekly hours (including, in either case and among other things, overtime, bonuses, paid vacation and holidays). As required by U.S. income tax laws, no employee may purchase common shares under the Plan and any similar plans of us or our subsidiaries having a fair market value of more than $25,000 during any calendar year. An employee may withdraw from participating in the Plan at any time. An employee’s eligibility to participate in the Plan ends at termination of employment.

Offering

     Eligible employees who elect to participate in the Plan are entitled to purchase the number of common shares that their after-tax payroll deductions, accumulated during each six-month payment period (“Payment Period”), can buy at the discounted price available under the Plan. As part of the initial implementation of the Plan, the Plan’s first Payment Period is longer than six months and it began August 17, 2000 and will end on May 31, 2001. The Payment Periods after the initial Payment Period will run from June 1 to November 30 and December 1 to May 31. The Plan will terminate when all or substantially all of the common shares reserved for issuance under the Plan (initially 1,000,000 shares) have been purchased.

Purchase Price

     The purchase price for common shares under the Plan is equal to 85% of the lesser of the closing price of the common shares on the first business day of the Payment Period (or $15.00 for the initial Payment Period), and the closing price of the common shares on the last business day of the Payment Period.

Purchase of Shares

     A participant’s payroll deductions under the Plan accumulated during each Payment Period are applied to the purchase of whole common shares promptly following the end of that Payment Period. No fractional shares may be purchased. Any cash remaining in a participant’s account after the purchase of whole shares is carried forward to the next Payment Period, or, where an employee has withdrawn from the Plan, it is returned to the employee, without interest.

Delivery

     The common shares purchased by a participant through the Plan are, at the choice of the participant, issued through the delivery of a physical stock certificate or the shares are issued through and held in a book-entry brokerage account in the participant’s name at the securities brokerage firm designated by the Compensation Committee.

Recapitalization

     In the event any change is made in our capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding common shares without our receipt of consideration, appropriate adjustments will be made to the common shares available in the Plan, the maximum number of common shares available for issuance and the purchase price.

Transferability

     The right to purchase common shares under the Plan cannot be voluntarily or involuntarily assigned. Subject to certain notification and information requirements which participants must comply with, the common shares acquired under the Plan are freely transferable.

Amendment, Suspension and Termination

     The Compensation Committee may amend, suspend or terminate the Plan at any time, except that no amendment may, without the approval of shareholders, increase the number of common shares available for issuance under the Plan or change the class of employees eligible to participate in it.

Federal Income Tax Consequences

     It is our intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. We will endeavor to construe and administer the provisions of the Plan in a manner consistent with the requirements of Section 423. The following discussion of certain of the U.S. income tax consequences of participation in, and the eventual sale or other disposition of shares purchased under, the Plan is intended merely to help understand the tax rules that generally apply. The discussion is based on the U.S. income tax laws and regulations as currently in effect. Since the actual U.S. income tax impact on an individual employee will depend upon his or her own particular circumstances, however, the following discussion does not address every possible U.S. income tax effect of participation in the Plan. Nor does the following discussion address U.S. estate or gift tax effects or any state, local or foreign tax consequences.

     In considering the tax consequences discussed below, participating employees should be mindful of the preferential U.S. income tax treatment under Section 423 of any gain realized upon the disposition of shares acquired under the Plan which are held for both of the following minimum periods required under the U.S. income tax laws (together referred to as the “Holding Periods”):

two years after the Grant Date, and

one year after the Purchase Date.

     “Grant Date” means the first business day of the Payment Period with the payroll deductions accumulated during which particular shares are acquired under the Plan, and “Purchase Date” means the last business day of the Payment Period as of which particular shares are purchased under the Plan with the payroll deductions accumulated during that Payment Period.

     In the discussion below, participating employees’ rights to purchase shares under the Plan are sometimes referred to as “options” because that is how those rights are referred to in Section 423. The rights to purchase shares under the Plan are entirely different from, and should not be confused with, stock options which may be granted to employees under the company’s stock option plan; such stock options and shares acquired through their exercise are subject to their own tax rules.

     Immediate Tax Consequences Upon Purchase. An employee will not be deemed to have received any compensation for U.S. income tax purposes at the time of the grant (enrollment in the Plan) or exercise (purchase of shares) of an option under the Plan. An employee is not required to report any taxable income with respect to his or her participation in the Plan until the year that he or she makes a sale or other disposition of shares purchased under the Plan or, if no such transaction has yet occurred, the year of his or her death.

     What Constitutes a “Disposition” Triggering Realization of Income. Generally, “disposition” means a sale, exchange, gift or transfer of legal title. Even a gift to a member of your family is a “disposition.” But putting shares in joint ownership (with right of survivorship) with a member of your family where you are one of the joint owners is not a “disposition.” Similarly, if shares are deposited with a custodian (such as a financial institution, trust company or broker) in a safekeeping account, but you remain the real owner, the deposit is not a “disposition” of the shares.

     Taxation of 15% Discount Received Under the Plan. At the time of the disposition of shares purchased under the Plan or, if he or she dies holding the shares, as of the date of death, an employee must report ordinary, compensation income (and may be subject to employment taxes on such income) in the amount of the discount based on the market value of the shares as of the Grant Date (even if the purchase price actually paid for those shares was based on the Purchase Date market value), subject to the following limitations: (a) if the disposition or death occurs after both Holding Periods are satisfied and the market value of the stock at the time of disposition is less than the Grant Date market value, the amount of ordinary income is limited to the actual gain on the disposition, and (b) if the disposition or death occurs prior to that time and the market value of the stock on the Purchase Date was lower than the market value on the Grant Date, the amount of ordinary income is limited to the actual discount (measured as the excess of the Purchase Date market value over the discounted purchase price actually paid).

     Tax Treatment of Gain (In Excess of Taxable Discount) or Loss Upon Disposition of Shares. The tax treatment of such gain or loss is determined by whether the shares were held for both of the required Holding Periods prior to being disposed of:

     If the shares were held for both Holding Periods:

     — the entire gain or loss (the amount of the net proceeds realized by the employee upon the disposition of the shares (if the disposition is a gift or similar disposition not involving the receipt of cash or other property by the transferor, the market value of the shares on the date of disposition) less (a) the discounted purchase price actually paid and, (b) the discount taxed to the employee as ordinary income as discussed above) is long-term capital gain or loss;

     but if the shares were not held for both Holding Periods:

     — the portion of the gain equal to the excess of the Purchase Date market value over the Grant Date market value is taxed to the employee as ordinary, compensation income (an employee must report this amount as income and may be subject to employment taxes on such income even if no profit is made on the sale or the shares are given away free), and any remaining gain, or the loss (such remaining gain or loss representing the change in the market value of the shares from the Purchase Date to the date of disposition), is taxable

          — if the shares were held for at least one year from the Purchase Date, as long-term capital gain or loss; and

          — if the shares were held for less than one year from the Purchase Date, as short-term capital gain or loss.

     Tax Effects to the Company. We are not entitled to a compensation expense deduction for U.S. income tax purposes at the time employees enroll in the Plan or purchase shares thereunder. Nor are we entitled to a deduction. In the event an employee disposes of shares purchased under the Plan within two years after the Grant Date, we are entitled to a deduction corresponding to the compensation income taxed to the employee with respect to that disposition. We are not, however, entitled to any deduction with respect to those shares which are held for both Holding Periods.

Vote Required

     The affirmative vote of the holders of a majority of the shares entitled to vote, present in person or by proxy at the annual meeting, is required to approve and adopt the Plan. Thus, abstentions will have the effect as votes against the proposal. Broker non-votes are not counted as present for purposes of determining whether the proposal has been approved and will have no effect on the outcome of the proposal.

     The Plan will only become effective upon approval by our shareholders. In the event that approval is not obtained, all contributions to the Plan by eligible employees during the initial Payment Period will be returned to them, with interest.

     The Board of Directors unanimously recommends that the shareholders vote FOR the ratification, approval and adoption of the PECO II, Inc. 2000 Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by us for inclusion in the proxy statement and form of proxy for the 2002 annual meeting, expected to be held in April 2002, must be received by our Secretary at our corporate headquarters, 1376 State Route 598, Galion, Ohio 44833, no later than November 23, 2001.

     Shareholder proposals not intended to be included in the proxy statement and form of proxy for the 2002 annual meeting, as well as proposed shareholder nominations for the election of directors at the 2002 annual meeting must each comply with advance notice procedures set forth in our amended and restated code of regulations to be properly brought before the 2002 annual meeting. In general, written notice of a shareholder proposal or a director nomination must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the company first mailed our proxy materials for the prior year’s annual meeting.

     With regard to the 2002 annual meeting, the written notice described in the preceding paragraph must be received by our Secretary at the address above between December 24, 2001 and January 22, 2002. If we do not receive the notice between these dates, the notice will be considered untimely. Our proxy for the 2002 annual meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which we do not receive notice by January 22, 2002.

     In addition to timing requirements, the advance notice provisions of our amended and restated code of regulations contain informational content requirements that also must be met. A copy of our amended and restated code of regulations may be obtained by writing to our Secretary at the address above.

OTHER MATTERS

     Our Board of Directors is not aware of any matter to come before the meeting other than those mentioned in the accompanying notice. If other matters shall properly come before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming annual meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for our most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good-faith representation that as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such annual meeting. Written requests for the Annual Report on Form 10-K should be directed to:

John C. Maag, Chief Financial Officer
PECO II, Inc
1376 State Route 598
Galion, Ohio 44833

     You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the annual meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

     By Order of the Board of Directors.

SANDRA A. FRANKHOUSE
Secretary

March 23, 2001

Appendix A

PECO II, INC.
AUDIT COMMITTEE CHARTER

Organization

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of PECO II, Inc. (the “Company”) shall be comprised of a minimum of three directors. Except as provided below, each director shall be an “independent director,” as such term is defined by the National Association of Securities Dealers, Inc. (an “Independent Director”). Each member of the Committee shall be able to read and understand fundamental financial statements or will become able to do so within a reasonable period of time after appointment to the Committee. The Committee shall include at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication.

Statement of Policy

The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Board, the independent auditors, the internal auditors and the financial management of the Company.

Responsibilities

The primary function of the Committee is to facilitate corporate accounting and reporting practices of the Company that are of the highest quality and in accordance with all requirements, including but not limited to requirements of the Securities and Exchange Commission (the “SEC”) and generally accepted accounting principles (“GAAP”). The Committee believes its, policies and procedures should reflect guidelines in accordance with these standards. The Committee reserves the right to alter its policies and procedures as external circumstances dictate.

In carrying out these responsibilities, the Committee will:

  Obtain the Board’s approval of this Charter and review and reassess the adequacy of this Charter as conditions dictate (at least annually).
  Inquire of management, the internal auditors and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.
  Discuss control or process improvements that would limit such exposure.
  Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate.

As it relates to the independent auditors, the Committee will:

  Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.
  Establish a clear, written understanding with the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders, with ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed quarterly reviews and the annual audit, including the procedures to be utilized, sites to be visited, and the adequacy of the independent auditor’s compensation. At the conclusion thereof, review such audit or review, including any comments or recommendations from the independent auditors.
  Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the Board’s meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other Independent Directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).
  Review with the independent auditors the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to limit the exposure for any payments, transactions or procedures that might be deemed illegal or otherwise improper.
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to oversee the continuing independence of the auditors.
  Review the nature and scope of other professional services provided to the Company by the independent auditors and consider the relationship to the auditors’ independence.

As it relates to the Company’s Internal Audit Department, the Committee will:

  Have full authority in regards to the appointment termination, or replacement of the director of internal audit.
  Review the internal audit function of the Company, including the effectiveness of the internal audit function, the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. Establish clear and complete communication with the director of internal audit to establish the internal audit roles, responsibilities, expectations, deliverables and staffing related to the audit plan for the coming year.
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

As it relates to the Company’s Financial Management and the Financial Statements, the Committee will:

  Review the quarterly financial statements with financial management and the independent auditors. Inquire of the independent auditors of any disclosure or financial statement items that the independent auditors deem necessary. Discuss any other matters required to be communicated to the Committee by the auditors. (The chair of the Committee, or one Committee member designated by the chair, may represent the entire Committee for purposes of this review).
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices.
  Review with financial management and the independent auditors their judgments about the quality of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates. Review with financial management and the independent auditors all adjustments made at the corporate level effecting the financial statements of the individual units. Review other significant assumptions or decisions made in preparing the financial statements.
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent and internal auditors received during the course of the audits.
  Review and adopt the Committee’s report, containing the information required to be stated therein by rules of the SEC, to be set forth in the proxy statement for the Company’s annual meeting of shareholders, and review other Company disclosure relating to the Committee required to be set forth in such proxy statements. This Charter shall be filed as an appendix to the proxy statement at least once every three years, or the year after any significant amendment to the Charter.

Appendix B

PECO II, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. The Plan is intended as an incentive to encourage stock ownership by all Eligible Employees of the Company and Participating Subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company. It is intended that options granted pursuant to this Plan shall constitute options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

     2. DEFINITIONS. In addition to such other capitalized terms as are defined elsewhere in this Plan, the following terms shall when used in this Plan have the respective meanings set forth below:

(a) “Business Day” means a day on which there is trading in the Common Shares on the Principal Market.

(b) “Closing Price” means the closing price for one Common Share on the Principal Market.

(c) “Compensation” means an employee’s annual base salary, or if not salaried, annualized amount of hourly pay (including any shift or other compensatory premium which the employee will regularly receive) based on the employee’s regular weekly or biweekly hours, for services rendered to the Company and Participating Subsidiaries, including overtime, commissions, bonuses, paid vacation and holidays and before adjustment for salary reduction contributions to the Company’s 401(k) plan, health care or dependent care spending accounts and similar pre-tax plans.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Compensation Committee of the Board of Directors.

(f) “Common Shares” means the Common Shares without par value of the Company.

(g) “Company” means PECO II, Inc., an Ohio corporation.

(h) “Effective Date” means the effective date of the Company’s first registration statement to become effective in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(i) “Eligible Employees” shall have the meaning set forth in Section 3.

(j) “Option Price” means, in respect of each Payment Period, the dollar amount (carried out to one one-thousandth of a cent ($0.00001)) equal to 85% of the lesser of (i) the Closing Price of the Common Shares on the first Business Day of the Payment Period and (ii) the Closing Price of the Common Shares on the last Business Day of the Payment Period. Notwithstanding the preceding sentence, in the case of the initial Payment Period, “Option Price”

means the dollar amount (carried out to one-thousandth of a cent ($0.00001) equal to 85% of the lesser of (i) the initial public offering price at which the shares were offered to the public, as specified in the Company’s registration statement and (ii) the Closing Price of the Common Shares on the last Business Day of the initial Payment Period.

     (k) “Participating Subsidiaries” means any majority-owned subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the Company’s shareholders.

     (l) “Payment Period” means the initial Payment Period as set forth in Section 5 and the six-month periods thereafter during which payroll deductions will be accumulated under the Plan.

      (m) “Plan” means this PECO II, Inc. 2000 Employee Stock Purchase Plan.

     (n) “Principal Market” means the Nasdaq Stock Market’s National Market or stock exchange which is then the principal trading market for the Common Shares (if the Common Shares are traded on more than one market, that market which the Committee determines to be the principal trading market).

     (o) “Securities Law Requirements” means the Securities Act of 1933, the Securities and Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, including but not limited to Rule 16b-3, as adopted and amended from time to time and as interpreted by formal or informal opinions of and releases published or other interpretative advice provided by the Staff of the Securities and Exchange Commission, and the requirements of any stock exchange, automated interdealer quotation system or other recognized securities market on which the Common Shares are listed or traded or in which the Common Shares are included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and other interpretative advice provided by, the representatives of such stock exchange, quotation system or other securities market.

     3. ELIGIBLE EMPLOYEES. Each employee of the Company or any of its Participating Subsidiaries, regularly working at least 20 hours per week whose customary employment is at least five months per calendar year shall be eligible to receive options under this Plan to purchase Common Shares. Persons who are so employed on the first day of a Payment Period shall receive their options as of such day. Except as otherwise provided in Section 14, all other eligibility requirements must be satisfied at all times throughout the Payment Period until and including the third Friday of the last month of such Payment Period or, in the case of the requirement that a participant be employed by the Company or a Participating Subsidiary, up until and including the last Business Day of such Payment Period (provided that, after the third Friday of the last month of the Payment Period, satisfaction of said employment conditions shall be determined without regard to the minimum hour requirement of the first sentence of this Section 3, which minimum hour requirement shall apply for that Payment Period only through said third Friday). All participating employees satisfying the eligibility requirements of the Plan as of said third Friday or last Business Day of the Payment Period as provided in the preceding sentence shall be entitled to purchase shares on the last Business Day of such Payment Period as provided in this Plan. Any employee eligible to and duly participating in the Plan as of the beginning of a Payment Period but who at any time during that Payment Period loses his or her status as an Eligible Employee will be deemed to have lost such status, and to have withdrawn from participation in the Plan as described in Section 10, effective as of the beginning of the regular payroll period during which he or she ceases to satisfy any such requirement; provided, however, that if such ineligibility is the result of the termination of his or her employment, the provisions of Section 15 shall, subject to the provisions of Section 14, control over the foregoing provisions of this sentence.

     In no event may an employee be granted an option if such employee, immediately after the option is granted, owns shares representing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares which the employee may purchase under outstanding options shall be treated as shares owned by the employee.

     4. SHARES SUBJECT TO THE PLAN. The total number of Common Shares for which options may be granted under the Plan is 1,000,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares.

     5. PAYMENT PERIODS AND GRANT OF OPTIONS. The six-month periods June 1 to November 30 and December 1 to May 31, are the Payment Periods during which payroll deductions will be accumulated under the Plan. Notwithstanding the preceding sentence, the initial Payment Period shall be the period commencing on the Effective Date and ending on May 31, 2001.

     Two times each year, on the first Business Day of each Payment Period, each Eligible Employee who is then a participant in the Plan will automatically be granted by the Company an option to purchase, on the last Business Day of such Payment Period, at the applicable Option Price, such number of whole shares of the Common Shares reserved under this Plan as such employee is entitled to purchase under this Plan with the payroll deductions authorized and credited to his or her account during each Payment Period in accordance with the terms hereof, up to that number of shares which does not exceed 15% of the employee’s Compensation during the Payment Period divided by the Option Price, provided that such employee remains eligible to participate in the Plan as provided herein. The participant shall be entitled to exercise such options as granted only to the extent of his or her unused payroll deductions accumulated as of the third Friday of the last month of a Payment Period. Deductions after the third Friday of the last month of a Payment Period shall be included in the subsequent Payment Period.

     No employee shall be granted an option which permits his or her rights to purchase Common Shares under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

     6. EXERCISE OF OPTIONS. Each Eligible Employee who continues to qualify as such as of the last Business Day of a Payment Period shall be deemed by his or her payroll deduction contributions to the Plan during such Payment Period to have irrevocably stated his or her intention to exercise his or her option on the last Business Day of such Payment Period and shall be deemed to have purchased from the Company such number of whole shares of the Common Shares reserved for the purposes of the Plan as his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period will pay for at the Option Price. If a participant is not an employee of the Company or any Participating Subsidiary on the last Business Day of a Payment Period, he or she shall not be entitled to exercise his or her option.

     7. AUTHORIZATION FOR ENTERING PLAN. An employee may enter the Plan by filling out, signing and delivering to the Company’s Human Resources Department a written “Authorization”, in form and manner satisfactory to the Company:

        (a) stating the whole percentage of Compensation to be deducted regularly from his or her pay; and

        (b) authorizing the purchase of shares for him or her in each Payment Period in accordance with the terms of the Plan.

     Such Authorization must be received by the Company’s Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period. For purposes of the initial Payment Period, such Authorization must be received by the Company’s Human Resources Department by September 25, 2000, and the Company shall not make payroll deductions pursuant to such Authorization until the first pay period in October 2000.

     The Company will accumulate as a credit for the employee’s account the authorized deductions made from his or her pay. Except as otherwise described in Section 27, no interest will be paid on such accumulated amounts.

     8. AMOUNT OF PAYROLL DEDUCTIONS. An employee may authorize payroll deductions in a whole percentage amount not less than 1% but not more than 15% of his or her Compensation received during the Payment Period. Notwithstanding the preceding sentence, an employee’s payroll deduction may not exceed $5,000 per Payment Period, with the exception of the initial Payment Period, for which an employee’s payroll deduction may not exceed $6,660. Compensation is considered received on the date a payroll check for, or direct deposit of, the net amount thereof due employee is issued or made by the Company (provided, however, that any commission or other advances are not considered Compensation received until the date such advanced amount has been actually earned and would have regularly been paid had such amount not been advanced), and deductions therefrom authorized for purchases of Common Shares under this Plan are considered made at the time of the issuance or making of the related check or deposit and not as of the date as of which the associated Compensation was earned or accrued.

     9. CHANGE IN PAYROLL DEDUCTIONS. An employee may increase or decrease (including to zero) his or her rate of payroll deduction effective only as of the beginning of a Payment Period and, except as otherwise provided in Section 10, not as of any other time. A new written Authorization will be required to effect any such change and must be received by the Company’s Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

     10. WITHDRAWAL FROM PARTICIPATION. An employee may withdraw from participation in the Plan, in whole but not in part, at any time prior to the last pay period of the Payment Period by delivering to the Company’s Human Resources Department a written “Withdrawal,” in form and manner satisfactory to the Company, indicating such employee’s intent to withdraw. Deductions will be stopped as soon as practicable, and deductions accumulated during such Payment Period prior to the discontinuation of deductions will be refunded to the employee as soon as practicable, without payment of any interest. Once made, a Withdrawal is irrevocable for the balance of that Payment Period, and no further contributions can be made during that Payment Period.

     An employee who withdraws or is deemed to have withdrawn from the Plan as provided in this Section 10 will be treated as an employee who has never entered the Plan. To resume participation in the

Plan in any future Payment Period (which resumed participation will be effective only as of the beginning of such Payment Period), he or she must file a new Authorization by the third Friday of the last month of the preceding Payment Period.

     11. ESTABLISHMENT OF BROKERAGE ACCOUNT. By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at such securities brokerage firm as may be designated from time to time by the Committee and to have consented to the sharing by such brokerage firm with the Company of information regarding the disposition of shares from said brokerage account.

     12. ISSUANCE OF SHARES. Shares purchased under the Plan will be issued, or in the event the Committee establishes brokerage accounts pursuant to Section 11, held in an account, in the name of the employee, or if his or her Authorization so designates, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state or local law. Shares will be issued to or for the account of a participating employee or his or her designee as of the end of each Payment Period in an amount equal to the number of shares calculated by dividing his or her unused payroll deductions accumulated as of the third Friday of the last month of such Payment Period by the Option Price, rounded down to the nearest whole share. No fractional shares will be issued or accrued, but the excess of an employee’s accumulated payroll deductions over the aggregate Option Price for the whole number of shares that can be purchased with such accumulated deductions with respect to such Payment Period will be carried forward for the employee’s account under the Plan until applied to the purchase of shares in future Payment Periods or refunded pursuant to the provisions of the Plan. The Committee may establish a procedure for the refund of such carried-forward balance to requesting employees who do not continue participation in the Plan during the Payment Period (or number of Payment Periods specified by the Committee) subsequent to the Payment Period with respect to which such excess arises.

     13. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS. An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned. Any option granted to an employee may be exercised only by him or her.

     14. SUSPENSION OF PARTICIPATION. An employee’s leave of absence (absence from active employment not involving authorized vacation, death, retirement, resignation, discharge, reduction-in-force or layoff, such as due to disability, illness, compensable or non-compensable injury, personal emergency or other approved personal leave) shall not have any effect on his or her eligibility to participate in the Plan, and if such employee was participating in the Plan at the time such leave commenced, his or her deductions shall be automatically suspended for the duration of such leave (which suspension shall not constitute a withdrawal from the Plan subject to Section 10) and, upon such employee’s resumption of an eligible level of active employment, shall automatically resume at the pre-suspension amount authorized by the employee unless the employee has properly submitted a revised Authorization in the interim; provided that if the employee receives Compensation, or payments in lieu thereof, from the Company during any such leave of absence (such as, for example, short-term disability benefits), the deduction rate authorized by the employee prior to such leave (or if the employee has properly submitted a revised Authorization, at the level specified therein) shall be applied to all such amounts so paid during such leave of absence.

     15. TERMINATION OF EMPLOYEE’S RIGHTS. Except as otherwise provided in Section 14, an employee’s rights under the Plan will terminate when he or she is no longer employed by the Company or any Participating Subsidiary, whether because of retirement, resignation, discharge, death, or for any other reason. All accumulated payroll deductions not used to purchase shares as of the date of such cessation of employment will be refunded to the former employee or, in the event of an employee’s death, to his or her estate as an adjustment to such former employee’s final paycheck.

     16. TERMINATION OF AND AMENDMENTS TO THE PLAN. The Plan may be terminated at any time by the Committee. It will terminate in any case when all or substantially all of the shares reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares will be refunded.

     The Committee also has authority to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company, which would (a) except as provided in Section 23, increase the number of shares of Common Shares to be offered above, or (b) change the class of employees eligible to receive options under the Plan.

     17. LIMITS ON SALE OF SHARES PURCHASED UNDER THE PLAN. The Plan is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell or otherwise dispose of shares purchased under the Plan at any time he or she chooses; provided, however, so that the Company is able to properly account for the consequences that a disposition of shares purchased under the Plan under the United States income tax laws, each employee agrees by his or her participation in the Plan to (a) notify the Company in writing of any withdrawal of shares from the brokerage account established pursuant to Section 11, and any related sale or other disposition of the withdrawn shares within ten days thereof, (b) provide such further information, and otherwise cooperate with the Company in taking such further steps (which may include the legending of the withdrawn shares), as the Company may reasonably request to enable it to properly account for such tax consequences of the transaction described in the notification and any subsequent sale or other disposition of the withdrawn shares, and (c) if the withdrawal does not involve a sale or other disposition which is reported on that initial notification, provide the Company with written notice of any subsequent sale or other disposition of the withdrawn shares within ten days after the making thereof. An employee shall be obligated to provide such notices and cooperation under the preceding sentence where such withdrawal, sale or other disposition occurs within (i) two years after the date of grant of the applicable option, or (ii) one year after the transfer of such shares to such employee. The Company may waive such written notification requirement to the extent that it is able to obtain the necessary information from the brokerage firm designated and serving pursuant to Section 11. The employee assumes the risk of all market fluctuations in the price of all shares acquired hereunder.

     18. PLAN EXPENSES. The Company will bear all costs of administering and carrying out the Plan.

       19. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of the Plan are entrusted to the discretion of the Committee, and its interpretation and construction of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     20. NO EMPLOYMENT RIGHTS. The existence of this Plan shall not create in any employee any right to be granted an option or to purchase Common Shares hereunder. Neither the existence of this Plan nor the granting of any option hereunder to any employee shall confer upon such employee any right to the continuation of his or her employment with the Company or any subsidiary thereof or shall in any way interfere with or otherwise limit the right which such employee, the Company or any subsidiary may otherwise have to terminate such employment at any time with or without cause. Any benefits realized by an employee under this Plan or any option granted hereunder shall not be deemed a part of such employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any jurisdiction and shall not be included in, or have any effect on, the determination of benefits under any such law or, except as otherwise expressly provided thereby or determined in the discretion of the person or group authorized to administer the same, any other employee benefit plan or similar arrangement in which an employee may otherwise be eligible to participate.

     21. OPTIONEES NOT SHAREHOLDERS. Neither the granting of an option to an employee nor the deductions from his or her pay shall cause such employee to be the owner of the shares covered by an option until such shares have been purchased by him or her.

     22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to options granted under the Plan may be used by the Company for any corporate purpose. The Company shall have no obligation to segregate employees’ payroll deductions from any other funds of the Company or to hold funds representing the same pending the application thereof in accordance with this Plan.

     23. CHANGES IN CAPITAL. If the Common Shares subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the Option Price shall be appropriately and equitably adjusted. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Shares receive securities of another corporation, the then current Payment Period shall be deemed to end as of the Business Day prior to the effective date of such transaction such that all then accumulated payroll deductions shall be applied to the purchase of Common Shares in accordance with the provisions hereof. Other than giving effect to the provisions of this Section 23, the existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent such transaction.

     24. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable Securities Law Requirements and all other applicable provisions of law, including, without limitation, any applicable state “blue sky” laws and foreign (national and local) securities laws and the rules and regulations promulgated under such laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or the issuance of Shares upon exercise of an Option, the Company may require the person exercising such Option to make such representations and warranties to the Company as may be required, in the opinion of counsel for the Company, by any of the aforementioned Securities Law Requirements and other laws, which may include, without limitation, representations and warranties that the Shares are being purchased for investment only and without any present intention to sell or distribute such Shares.

     The Company shall not have any liability to any Plan participant in respect of any delay in the sale or issuance of Shares hereunder until the Company is able to obtain governmental authority (domestic or foreign) or the authority of a self-regulatory organization having jurisdiction over it, which authority is deemed by the Company’s counsel to be necessary to the lawful sale and issuance of such Shares, or any failure to sell or issue such Shares as to which such requisite authority the Company is unable to obtain.

     25. GOVERNING LAW. To the extent the laws of the United States (such as the Code) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws, and construed accordingly.

     26. CAPTIONS. The captions contained in this Plan are for convenience of reference only and shall not affect the meaning of any term or provision hereof.

     27. APPROVAL OF SHAREHOLDERS; IMPLEMENTATION OF PLAN. This Plan was adopted by the Company’s Board of Directors subject to, and to become effective only upon approval hereof by the Company’s shareholders. It is anticipated that such approval will be obtained at the Company’s next Annual Meeting of such shareholders to be held by May 31, 2001. In the event such approval is not obtained, then all monies contributed to the Plan by Eligible Employees during the initial Payment Period shall be returned to each such Eligible Employee together with interest at the prime rate as published in the Wall Street Journal on May 31, 2001 for the period such monies were held by the Company. The Plan shall begin operation using an initial transitional Payment Period ending May 31, 2001, for the purposes of which initial Payment Period the prices set forth in the second sentence of Section 2(j) shall be used for determining the Option Price. Except as specifically provided otherwise in this Section 27, the Plan shall, during and with respect to said initial Payment Period, be governed by and administered in accordance with the provisions of the foregoing Sections 1 through 26 of this Plan. With respect to all Payment periods beginning on or after June 1, 2001, the Payment Periods, related determinations of the Option Price and employee eligibility and accumulation of payroll deductions, and all other matters arising under the Plan shall be governed by and administered in accordance with the provisions of this Plan without regard to the transitional rules set forth for the initial implementation of the Plan as set forth in this Section 27.

DETACH CARD HERE

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PECO II, INC.

ANNUAL MEETING OF SHAREHOLDERS — APRIL 26, 2001
This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby (i) appoints James L. Green and Matthew P. Smith and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of PECO II, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on April 26, 2001 at 9:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the Directors nominated by the Board of Directors and FOR ratification, approval and adoption of the Company’s 2000 Employee Stock Purchase Plan.

1.	ELECTION OF DIRECTOR

FOR the nominees listed ❑
TRYGVE A. IVESDAL                    EUGENE V. SMITH

(To withhold authority to vote for a nominee, draw a line through the nominee’s name)

2.	RATIFY, APPROVE AND ADOPT THE PECO II, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

FOR ❑ AGAINST ❑ ABSTAIN ❑

(Continued, and to be signed and dated on reverse side)

DETACH CARD HERE

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(Continued from other side)

3.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING

The Board of Directors Recommends You Vote FOR the Above Proposals.
Please date, sign and return promptly in the accompanying envelope.

Dated: , 2001

(Signature)

Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

☐ Check box if you plan to attend the meeting.